UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  January 7, 2019

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation)	001-36033 (Commission File Number)	98-1226628 (I.R.S. Employer Identification Number)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 7, 2019, Theravance Biopharma, Inc. (the “Company”) announced a reduction in workforce to align with its focus on continued execution of key strategic programs, and advancement of selected late-stage research programs toward clinical development.  The Company will reduce its overall headcount by approximately 50 individuals, with the affected employees primarily focused on early research or the infrastructure in support of VIBATIV® (telavancin), a marketed antibiotic recently sold by the Company to Cumberland Pharmaceuticals, Inc.  The workforce reduction is expected to be substantially completed in the first quarter of 2019.

As a result of the workforce reduction, the Company expects to record severance related charges totaling approximately $2.5 - 3.0 million, which includes one-time cash severance payments and continued health insurance coverage but does not include ordinary course compensation expense that will continue to be made to affected employees during any statutory notice periods.  A significant majority of the cash payments relating to personnel-related restructuring charges will be paid during the first quarter of 2019.

The charges that the Company expects to incur in connection with the workforce reduction are estimates and subject to a number of assumptions, and actual results may differ materially.  The Company may incur additional costs not currently contemplated due to events associated with or resulting from the workforce reduction.

Item 7.01 Regulation FD Disclosure.

The information in this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Between January 7-10, 2019, members of the Theravance Biopharma, Inc. management team will be conducting meetings with analysts and investors in San Francisco, CA.  A copy of the slide presentation for these meetings is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01  Other Events.

On January 7, 2019, the Company issued a press release announcing a reduction in force and related matters. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Investor presentation dated January 2019

99.2	Press Release of Theravance Biopharma, Inc. dated January 7, 2019

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: January 7, 2019	By:	/s/ Bradford J. Shafer
Bradford J. Shafer
Executive Vice President and General Counsel

3